Clarex Limited
                                  P.O. Box N3016
                                  Nassau, Bahamas

Dr. Warren Ruderman                                                March 10,1999
INRAD, Inc.
181 Legrand Avenue
Northvale, NJ 07647

Dear Dr. Ruderman:

This letter is written to evidence our agreement to invest $500,000 in INRAD, in the form of 500 newly offered shares of 10%, convertible preferred stock, with a $1,000 par value. Dividends will be paid in shares of INRAD's common stock, at the rate of $1.00 per share. The conversion into common stock will also be at the rate of $1.00 per share.

This funding is to take place in two installments, the first on March 25, 1999 for $200,000 and the second on June 25, 1999 for the remaining $300,000.

By signing below, we also represent to the Company that: ( i ) we are able to bear the economic risk of the investment in the Shares, ( ii ) we recognize and agree that the Shares have not been registered under the Securities Act of 1933, as amended ( the "Act"), ( iii) we recognize and agree that we will be required to continue to bear the risk of investment in the Shares for an indefinite period, ( iv ) we recognize and agree that such Shares must be held by us indefinitely unless a subsequent disposition is registered under the Act or is exempted from registration under all applicable federal and state securities laws, ( v ) we recognize and agree that the Company will enter stop transfer notations in its records with respect to the stock certificates representing the shares, ( vi ) we have knowledge and experience with respect to the Company and its business and in financial and business affairs generally so that we are capable of evaluating the merits and risks of the prospective investment;
( vii ) the Shares are being acquired for our own account for investment purposes and not with the view of resale or distribution thereof by us and ( viii ) we recognize and agree that a restrictive legend will be placed on the certificates representing the Shares summarizing the restrictions on transferability outlined above. At our request, the Company will make its best efforts to register the Shares, only if it qualifies to use Securities and Exchange Commission Form S3.

Please confirm your acceptance of the terms of this letter by signing below.

Very truly yours,


Clarex LTD

Agreed to as of the 10th day of March, 1999

Warren Ruderman
INRAD, Inc.